Exhibit 10.2

AMENDED AND RESTATED VOTING AND SUPPORT AGREEMENT

This Amended and Restated Voting and Support Agreement (this “Agreement”) is dated as of September 29, 2025, by and among Spring Valley Acquisition Corp. II, a Cayman Islands exempted company (“Acquiror”), Eagle Nuclear Energy Corp., a Nevada corporation (“PubCo”), Eagle Energy Metals Corp., a Nevada corporation (the “Company”), and [●] (the “Stockholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below). This Agreement amends, replaces and supersedes in its entirety the Original Voting and Support Agreement (as defined below).

RECITALS

WHEREAS, on July 30, 2025, Acquiror, Spring Valley Merger Sub II, Inc., a Nevada corporation (“Merger Sub 2”), and the Company entered into that certain Agreement and Plan of Merger (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Original Merger Agreement”);

WHEREAS, on July 30, 2025 and concurrently with the entry into the Original Merger Agreement, the Acquiror, the Company and the Stockholder entered into a Voting and Support Agreement (the “Original Voting and Support Agreement”);

WHEREAS, prior to the execution and delivery of this Agreement, Acquiror, PubCo, Merger Sub 2, Spring Valley Merger Sub III, Inc., a Cayman Islands exempted company, and the Company entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of September 29, 2025 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, the parties hereto desire to amend and restate the Original Voting and Support Agreement by this Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the shares of Existing Company Common Stock set forth on the Stockholder’s signature page hereto (the “Owned Shares”; the Owned Shares and any additional shares of Existing Company Stock (or any securities convertible into or exercisable or exchangeable for shares of Existing Company Stock) in which the Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as an inducement to Acquiror to enter into the Merger Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.
SUPPORT AGREEMENT

Section 1.1             Voting Agreements.

(a)            At any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, the Stockholder agrees, solely in his, her or its capacity as a stockholder of the Company, to (i) appear at each such meeting or otherwise cause all of his, her or its Owned Shares and all of his, her or its Covered Shares entitled to vote that the Stockholder holds of record or beneficially, as of the date hereof, or acquires record or beneficial ownership of after the date hereof (collectively, the “Subject Company Shares”) to be counted as present thereat for purposes of calculating a quorum, and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Subject Company Shares:

(i)            in favor of the Mergers and the adoption of the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Mergers and the Transactions;

(ii)            in favor of any proposal to adjourn a meeting at which there is a proposal for shareholders of the Company to approve and adopt the Merger Agreement and the Transactions, to a later date if there are not sufficient votes to approve and adopt the foregoing, or if there are not sufficient shares present in person or represented by proxy at such meeting to constitute a quorum; and

(iii)            against any proposal (A) in opposition to approval of the Merger Agreement, (B) inconsistent with the Merger Agreement or the Transactions, (C)  relating to any Company Acquisition Proposal or (D) relating to any other action or business before such meeting that (1) would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Mergers or any of the other Transactions or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement, (2) would result in the failure of any condition set forth in Article IX of the Merger Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement or (3) would reasonably be expected to result in a breach of Section 7.11 of the Merger Agreement.

(b)            The obligations of the Stockholder specified in this Section 1.1 shall apply whether or not the Mergers or any action described above is recommended by the Company Board.

Section 1.2              No Inconsistent Agreement. The Stockholder hereby represents and covenants that the Stockholder has not entered into, and shall not enter into, any agreement, arrangement or understanding, including any voting trust, proxy or power of attorney, that would restrict, limit or interfere with the performance of such the Stockholder’s obligations hereunder, including with respect to any of the Covered Shares.

Article II.
STOCKHOLDER REPRESENTATIONS AND WARRANTIES

Section 2.1             Stockholder Representations and Warranties. The Stockholder hereby represents and warrants as of the date hereof as follows:

(a)            The Stockholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares, the Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company).

(b)           The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, or other similar agreement or arrangement with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c)            The execution and delivery of this Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action by the Stockholder.

(d)            There are no Actions pending or, to the Stockholders’ knowledge, threatened against the Stockholder before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner would reasonably be expected to challenge, prevent, enjoin or materially delay the performance by the Stockholder of any of its obligations under this Agreement.

(e)            This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, this Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the Stockholder enforceable against it in accordance with its terms.

(f)            The Stockholder understands and acknowledges that each of Acquiror, PubCo and the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(g)            No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder, other than, for the avoidance of doubt, the Company’s engagement of any investment banker, broker, finder or other intermediary as set forth in the Company Disclosure Schedule.

Article III.
MISCELLANEOUS

Section 3.1      No Transfers. The Stockholder hereby agrees not to, directly or indirectly, prior to the termination of this Agreement in accordance with Section 3.3 hereof, except pursuant to the consummation of the Mergers, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract or option with respect to the Transfer of any of the Stockholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or materially delaying the Stockholder from or in performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Stockholder (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to Acquiror, PubCo and the Company, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement in respect of the Covered Shares so Transferred and any Covered Shares subsequently acquired; provided, further, that any Transfer permitted under this Section 3.1 shall not relieve the Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 3.1 with respect to the Stockholder’s Covered Shares shall be null and void.

Section 3.2      Authorization; No Breach. Each of Stockholder, Acquiror, PubCo and the Company (each making these representations and warranties separately), (a) if a legal entity, (i) is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Law of the jurisdiction of its organization and (ii) has all requisite corporate or limited liability company power, as applicable, without violating any agreement to which it is bound, to enter into this Agreement and to perform its obligations hereunder, or (b) if an individual, has legal competence and capacity to enter into this Agreement and all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Stockholder, Acquiror, PubCo and the Company (each making these representations and warranties separately) has been duly and validly authorized by all requisite corporate or limited liability company action, as applicable, and no other actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement.

Section 3.3      Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the consummation of the Closing, (b) the termination of the Merger Agreement in accordance with Article X thereof and (c) the liquidation of Acquiror. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.4      Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to its choice of law rules). Each party hereto hereby irrevocably and unconditionally (a) agrees that all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall only be brought in any state or federal court located in the State of New York, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof, and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action or proceeding.

Section 3.5      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.5.

Section 3.6      Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.7      Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

Section 3.8      Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, PubCo, Stockholder and the Company.

Section 3.9      Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.10    Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror or PubCo:

Spring Valley Acquisition Corp. II

2100 McKinney Ave., Suite 1675

Dallas, TX 75201

Attention: Christopher Sorrells

E-mail:       Chris.Sorrells@sv-ac.com

with a copy to (which will not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Ave

New York, NY 10017

Attention: Alan Annex; Adam Namoury; Jason Simon

Email: Alan. Annex@gtlaw.com; Adam.Namoury@gtlaw.com;

Jason.Simon@gtlaw.com

If to the Company:

Eagle Energy Metals Corp.

5470 Kietzke Lane, Suite 300

Reno, NV 89511

Attention: Mark Mukhija

E-mail:        mmukhija@eagleenergymetals.com

With a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

Attn: Peter Strand; Mike Bradshaw

E-mail:peter.strand@nelsonmullins.com;

mike.bradshaw@nelsonmullins.com

If to the Stockholder, to such address indicated on the Company’s records with respect to the Stockholder or to such other address or addresses as the Stockholder may from time to time designate in writing.

Section 3.11      Counterparts. This Agreement may also be executed and delivered by facsimile signature or by other electronic means in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.12      Entire Agreement. This Agreement and the agreements referenced herein and referenced in the Merger Agreement (to the extent applicable) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

ACQUIROR:

SPRING VALLEY ACQUISITION CORP. II

By:
Name: Christopher Sorrells
Title: Chief Executive Officer

[Signature Page to Amended and Restated Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

PUBCO:

EAGLE NUCLEAR ENERGY CORP.

By:
Name: Christopher Sorrells
Title: President and Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

COMPANY:

EAGLE ENERGY METALS CORP.

By:
Name: Manavdeep Mukhija
Title: Chief Executive Officer

[Signature Page to Amended and Restated Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

STOCKHOLDER:

[●]

By:
Name:
Title:

Shares of Company Stock Held:

Common Stock: ____________

[Signature Page to Amended and Restated Voting and Support Agreement]